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                                                                  Exhibit 16

                      [MILLER, ELLIN & COMPANY LETTERHEAD]

May 2, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by CMP Media Inc. which we understand will be filed in May 1997 with the Commission as part of the Company's Form S-1 registration statement under the caption "Change in Accountants." We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,

/s/ Miller, Ellin & Company
Miller, Ellin & Company